SCHEDULE A

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

NAME OF FUND                              MAXIMUM ANNUAL OPERATING EXPENSE LIMIT
------------                              --------------------------------------
Government Money Market Fund
          Trust Class                                      0.58%
          Institutional Sweep Class                        0.83%
          Class A Shares                                   1.08%
Strategic Income Bond Fund
          Trust Class                                      0.75%
          Class A                                          1.00%
          Class C                                          1.75%
Diversified International Fund
          Trust Class                                      1.50%
          Class A                                          1.75%
          Class C                                          2.50%
Quantitative Long/Short Fund
          Trust Class                                      1.70%
          Class A                                          1.95%
          Class C                                          2.70%
Burkenroad Fund
          Class A                                          1.40%
          Class D                                          1.65%
Louisiana Tax-Free Income Fund
          Trust Class                                      0.75%
          Class A                                          1.00%
Mississippi Tax-Free Income Fund
          Trust Class                                      0.75%
          Class A                                          1.00%


Amended: November 10, 2010




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